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                                                                 EXHIBIT (4)-3

                                                                Conformed Copy
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FIRST SUPPLEMENTAL INDENTURE



-------------------------



WISCONSIN ELECTRIC POWER COMPANY

AND

FIRSTAR TRUST COMPANY
(formerly First Wisconsin Trust Company)


As Trustee


---------------------------

Indenture dated as of September 1, 1992
Of Wisconsin Natural Gas Company

---------------------------

Assumption of Obligations under Indenture and Securities by
Wisconsin Electric Power Company
in connection with merger


---------------------------


DATED JANUARY 1, 1996



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First Supplemental Indenture Dated January 1, 1996

to

Debt Securities Indenture dated as of September 1, 1992 of Wisconsin Natural Gas Company



TABLE OF CONTENTS*



                                                                        PAGE

PARTIES................................................................ 1
RECITALS............................................................... 1
GENERAL COVENANT....................................................... 2

ARTICLE I.
ASSUMPTION AND DECLARATION;
TERMINATION OF CERTAIN COVENANTS.

Assumption of Obligations under Indenture and Securities............... 2
Termination of Certain Covenants in Connection with Merger............. 2

ARTICLE II.
THE TRUSTEE.

Trustee not responsible for validity of First Supplemental Indenture... 2


ARTICLE III.
MISCELLANEOUS PROVISIONS.

Meanings of terms in First Supplemental Indenture.....................  3
Effective Time of Covenants, Declarations and Agreements Contained in
   First Supplemental Indenture.......................................  3
Execution of First Supplemental Indenture in counterparts.............  3


TESTIMONIUM...........................................................  3
EXECUTION.............................................................  3
WISCONSIN ELECTRIC'S ACKNOWLEDGMENT...................................  5
TRUSTEE'S ACKNOWLEDGMENT..............................................  5

------------------------------
* Note: The Table of Contents is not part of the Supplemental Indenture and should not be considered as such. It is included herein only for purposes of convenience.
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      SUPPLEMENTAL INDENTURE, dated January 1, 1996, between WISCONSIN
ELECTRIC POWER COMPANY, a corporation organized and existing under the laws of the State of Wisconsin (hereinafter called "Wisconsin Electric"), and FIRSTAR TRUST COMPANY, formerly First Wisconsin Trust Company, a corporation organized and existing under the laws of the State of Wisconsin (hereinafter called the "Trustee"), as Trustee under the Indenture dated as of September 1, 1992;

      WHEREAS, WISCONSIN NATURAL GAS COMPANY (hereinafter called "Wisconsin Natural") has heretofore executed and delivered to the Trustee its Indenture dated as of September 1, 1992, (said Indenture being hereafter sometimes referred to as the "Original Indenture" and, together with all securities resolutions thereto, being sometimes referred to herein collectively as the "Indenture"), to secure the payment of the principal of and the interest and premium, if any, on all debt securities ("Securities") at any time issued and outstanding thereunder, and to declare the terms and conditions upon which Securities are to be issued thereunder; and four securities resolutions have heretofore been adopted thereunder; and

      WHEREAS, prior to the date hereof, Securities have been issued by the Wisconsin Natural under said Indenture as follows:

(1) $25,000,000 principal amount of 6-1/8% Debentures due September 1, 1997, which are described in Securities Resolution No. 1 effective as of September 1, 1992, all of which remain outstanding at the date of execution hereof;

(2) $25,000,000 principal amount of 8-1/4% Debentures due December 15, 2022, which are described in Securities Resolution No. 2 effective as of December 1, 1992, all of which remain outstanding at the date of execution hereof;

(3) $2,290,000 principal amount of 10-1/4% Debentures due January 15, 1998, which are described in Securities Resolution No. 3 effective as of March 29, 1994, all of which have been redeemed prior to the date of execution hereof;

(4) $7,000,000 principal amount of 9.47% Debentures due March 1, 2006, which are described in Securities Resolution No. 4 effective as of March 29, 1994, all of which remain outstanding at the date of execution hereof;

and

      WHEREAS, pursuant to Articles of Merger dated December 27, 1995, Wisconsin Natural is being merged into Wisconsin Electric, effective at 12:01 a.m., Central Standard Time, on January 1, 1996, with Wisconsin Electric as the successor corporation; and

      WHEREAS, it is provided in Section 5.01 of the Original Indenture that, upon any merger of Wisconsin Natural into another corporation, subject to
Section 5.02 of the Original Indenture, all the obligations of Wisconsin Natural under the Indenture and the Securities shall, by supplemental indenture, be expressly assumed by the successor corporation resulting from such merger; and

      WHEREAS, Section 5.01 of the Original Indenture prohibits Wisconsin Natural from merging except if such merger meets certain other conditions; and

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                                       2

      WHEREAS, when this Supplemental Indenture becomes effective, the merger of Wisconsin Natural into Wisconsin Electric will meet each of the conditions of the Original Indenture; and

      WHEREAS, Section 5.02 of the Original Indenture provides that, upon the effectiveness of the merger of Wisconsin Natural into Wisconsin Electric, the covenants contained in Sections 4.07, 4.08 and 4.09 of the Original Indenture shall terminate and be of no further force and effect; and

      WHEREAS, Wisconsin Electric, pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purpose of complying with the above-mentioned provisions of Section 5.01 of the Original Indenture; and

      WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

      NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

      That, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar duly paid by the Trustee to Wisconsin Electric at or before the time of the execution of this Supplemental Indenture, and of other valuable considerations, the receipt whereof is hereby acknowledged, Wisconsin Electric does hereby covenant, declare and agree to and with the Trustee, and its successors in trust, under the Indenture, for the benefit of those who shall hold the Securities issued or to be issued under the Indenture, as follows:

ARTICLE I.
ASSUMPTION AND DECLARATION;
TERMINATION OF CERTAIN COVENANTS.

      Wisconsin Electric hereby assumes, as of the effective time specified in
Article III hereof, all the obligations of Wisconsin Natural under the Indenture and the Securities except for those covenants which terminate pursuant to Section 5.02 of the Indenture.

      As provided in Section 5.02 of the Indenture, the covenants contained in Sections 4.07, 4.08 and 4.09 of the Indenture shall terminate and be of no further force and effect upon the effectiveness of the merger of Wisconsin Natural into Wisconsin Electric, and Wisconsin Electric shall not assume the obligations of Wisconsin Natural thereunder and shall not be bound thereby.

ARTICLE II.
THE TRUSTEE.

      The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by Wisconsin Electric or for or in respect of the recitals contained herein, all of which recitals are made by Wisconsin Electric solely.

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3

ARTICLE III.
MISCELLANEOUS PROVISIONS.

      All terms contained in this Supplemental Indenture, and not herein defined, shall for all purposes thereof, have the meanings given to such terms in Article I of the Original Indenture.

      Although the actual date of execution of this Supplemental Indenture by Wisconsin Electric and by the Trustee is as indicated by their respective acknowledgments hereto annexed, the covenants, declarations and agreements of Wisconsin Electric herein contained shall become effective at 12:01 a.m., Central Standard Time, on January 1, 1996, the effective time of the merger referred to herein.

      This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, said Wisconsin Electric Power Company has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or the Assistant Secretary; said Firstar Trust Company has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Assistant Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; all as of the first day of January, one thousand nine hundred and ninety-six.

                                    WISCONSIN ELECTRIC POWER COMPANY

                                    By  /s/ C. H. Baker
                                      ----------------------------------
                                                  C. H. Baker
                                                Vice President
 (CORPORATE SEAL)

Attested:

/s/ Thomas H. Fehring
-----------------------------
       Thomas H. Fehring
       Assistant Secretary

Signed, sealed and delivered by
WISCONSIN ELECTRIC POWER
COMPANY in the presence of:

/s/ A. L. Bachman
-----------------------------
      A. L. Bachman

/s/ T. J. Conlin
-----------------------------
      T. J. Conlin
      As Witnesses

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                                       4

                                                FIRSTAR TRUST COMPANY


                                                By /s/ Gene E. Ploeger
                                                  ----------------------------
                                                      Gene E. Ploeger
                                                      Assistant Vice President
 (CORPORATE SEAL)

Attested:

/s/ Amy E. Nolde
-------------------------------
      Amy E. Nolde
      Assistant Secretary

Signed, sealed and delivered by
FIRSTAR TRUST COMPANY
in the presence of:

/s/ Peter Brennan
-------------------------------
      Peter Brennan

/s/ D. J. Mayer
-------------------------------
      D. J. Mayer
      As Witnesses
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                                       5

STATE OF WISCONSIN      )
                        ) SS.
COUNTY OF MILWAUKEE     )


      On this 22nd day of December, 1995, before me personally appeared C. H. BAKER and THOMAS H. FEHRING, to me personally known, who being by me severally duly sworn, did say: that C. H. BAKER is a Vice President and THOMAS H. FEHRING is an Assistant Secretary of WISCONSIN ELECTRIC POWER COMPANY, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said C. H. BAKER and THOMAS H. FEHRING severally acknowledged said instrument to be the free act and deed of said corporation.

/s/ Karen G. Paul
----------------------------------
             Karen G. Paul
             Notary Public
          State of Wisconsin
My Commission expires October 12, 1997
        [Seal of Notary Public]


STATE OF WISCONSIN      )
                        ) SS.:
COUNTY OF MILWAUKEE     )


      On this 22nd day of December, 1995, before me personally appeared GENE
E. PLOEGER and AMY E. NOLDE, to me personally known, who being by me severally duly sworn, did say: that GENE E. PLOEGER is an Assistant Vice President and AMY E. NOLDE is an Assistant Secretary of FIRSTAR TRUST COMPANY, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said GENE E. PLOEGER and AMY E. NOLDE severally acknowledged said instrument to be the free act and deed of said corporation.


/s/ Janice S. Grezinski
------------------------------------------
        Janice S. Grezinski
          Notary Public
        State of Wisconsin
My Commission expires February 2, 1997
       [Seal of Notary Public]



   This instrument was drafted by James D. Zakrajsheck and Bruce C. Davidson on behalf of Wisconsin Electric Power Company.